       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON  OCTOBER 28, 1998

                                                      Registration No. 333-30639

--------------------------------------------------------------------------------

                           SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549

                                   ------------------

                                     AMENDMENT NO. 1
                                           TO
                                        FORM S-8
                                 REGISTRATION STATEMENT
                                          Under
                               The Securities Act of 1933

                                   ------------------

                             GRIFFIN LAND & NURSERIES, INC.
                 (Exact name of registrant as specified in its charter)


           DELAWARE                                      06-0868496
  (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                                ONE ROCKEFELLER PLAZA
                                      SUITE 2301
                               NEW YORK, NEW YORK 10020
                      (Address of principal executive offices)

                                   ------------------

                1997 STOCK OPTION PLAN OF GRIFFIN LAND & NURSERIES, INC.


                                  (Full title of Plan)

                                   ------------------

                                  FREDERICK M. DANZIGER
                             GRIFFIN LAND & NURSERIES, INC.
                                ONE ROCKEFELLER PLAZA
                                      SUITE 2301
                               NEW YORK, NEW YORK 10020
                                    (212) 448-3800

                (Name, address, including zip code, and telephone number,
                       including area code, of agent for service)

                                        Copy to:

                                R. RONALD HOPKINSON, ESQ.
                                    LATHAM & WATKINS
                                    885 THIRD AVENUE
                                       SUITE 1000
                                 NEW YORK, NY 10022-4802
                                     (212) 906-1840

                                   EXPLANATORY NOTE


    The purpose of this amendment to the registration statement on Form S-8 (the "Registration Statement") of Griffin Land & Nurseries, Inc. (the "Company") is to file as an exhibit thereto the consent of Pricewaterhouse-- Coopers, the Company's independent accountants, to the incorporation by reference in the Registration Statement of the reports of Price Waterhouse LLP (the predecessor to PricewaterhouseCoopers LLP), dated February 18, 1998, set forth on pages 33 and S-3 of the Company's report on Form 10-K for the fiscal year ended November 29, 1997.

                                        PART I

Item 1.  Plan Information

         Not required to be filed with this Registration Statement.


Item 2.  Registrant Information and Employee Plan Annual Information

         Not required to be filed with this Registration Statement.


                                       PART II

Item 3.  Incorporation of Documents by Reference

    The following documents filed with the Securities and Exchange Commission by Griffin Land & Nurseries, Inc., a Delaware corporation (the "Company") are incorporated as of their respective dates in this Registration Statement by reference:

    (1) The Company's Registration Statement on Form 10 filed with the Commission on April 8, 1997, as amended (File No. 000-29288, originally filed under File No. 001-12879) including the exhibits thereto.

    (2) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 referred to in (1) above.

    (3) The Report on Form 10-K of the Company for the fiscal year ended November 29, 1997.

    (4) The Report on Form 10-Q of the Company for the 13 weeks ended February 28, 1998.

    (5) The Report on Form 10-Q of the Company for the 13 weeks ended May 30, 1998.

    (6) The Report on Form 10-Q of the Company for the 13 weeks ended August 29, 1998.

    (7)  The Report on Form 8-K of the Company dated April 29, 1998.

    (8)  The Report on Form 8-K of the Company dated May 21, 1998.

    (9) The Company's proxy statement for its 1998 annual meeting of stockholders.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         Not applicable.


Item 5.  Interests of Named Experts and Counsel

         Not applicable.


Item 6.  Indemnification of Directors and Officers

         Griffin Land & Nurseries, Inc. is a Delaware corporation. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions) or
(iv) for any transaction from which a director derived an improper benefit.

         Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interest and, for criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in any action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

    Article VII of the Bylaws of Griffin Land & Nurseries, Inc. provides for indemnification of the officers and directors to the full extent permitted by applicable law.

Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8.  Exhibits

    4.1 Form of Amended and Restated Certificate of Incorporation of the Company. Filed as Exhibit 3.1 to the Company's Registration Statement on Form 10 as filed on April 8, 1997, as amended (File
         No. 000-29288, originally filed under File No. 001-12879) and incorporated herein by reference.

    4.2 Form of By-laws of the Company. Filed as Exhibit 3.2 to the Company's Registration Statement on Form 10 as filed on April 8, 1997, as amended (File No. 000-29288, originally filed under File
         No. 001-12879) and incorporated herein by reference.

    5.1 Opinion of Latham & Watkins regarding the legality of the Common Stock being registered (filed previously as part of this Registration Statement).

    23.1 Consent of PricewaterhouseCoopers LLP.

    23.2 Consent of Latham & Watkins (included in Exhibit 5.1).

    24 Power of Attorney (filed previously as part of this Registration Statement).

Item 9.  Undertakings

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on October 28, 1998.

                             GRIFFIN LAND & NURSERIES, INC.


                             By:  /s/ Frederick M. Danziger
                                 ----------------------------------
                                 Frederick M. Danziger
                                 Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with Griffin Land & Nurseries, Inc. and on the dates indicated.

   SIGNATURE                      TITLE                         DATE


                                  Chairman of the Board,
             *                    Director                     October 28, 1998
-----------------------------
      Edgar M. Cullman


                                  President, Chief
                                  Executive Officer
                                  and Director (Principal
             *                    Executive Officer)           October 28, 1998
-----------------------------
    Frederick M. Danziger


                                  Chief Financial Officer
                                  (Principal Financial and
             *                    Accounting Officer)          October 28, 1998
-----------------------------
    Anthony J. Galici



             *                    Director                     October 28, 1998
-----------------------------
    John L. Ernst



             *                    Director                     October 28, 1998
------------------------------
    Winston J. Churchill, Jr.



* By /s/ Frederick M. Danziger
    --------------------------
    Frederick M. Danziger
    Attorney-in-Fact

                                    Exhibit Index


    4.1 Form of Amended and Restated Certificate of Incorporation of the Company. Filed as Exhibit 3.1 to the Company's Registration Statement on Form 10 as filed on April 8, 1997, as amended (File
         No. 000-29288, originally filed under File No. 001-12879) and incorporated herein by reference.

    4.2 Form of By-laws of the Company. Filed as Exhibit 3.2 to the Company's Registration Statement on Form 10 as filed on April 8, 1997, as amended (File No. 000-29288, originally filed under File
         No. 001-12879) and incorporated herein by reference.

    5.1 Opinion of Latham & Watkins regarding the legality of the Common Stock being registered (filed previously as part of this Registration Statement).

    23.1 Consent of PricewaterhouseCoopers LLP.

    23.2 Consent of Latham & Watkins (included in Exhibit 5.1).

    24 Power of Attorney (filed previously as part of this Registration Statement).